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                                EXHIBIT NO. (11)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



        We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust II and to the use of our report dated September 29, 1995 on the financial statements and financial highlights of U.S. Government Securities Fund, The United States Treasury Trust, S & P 500 Index Fund, and S & P MidCap Index, each a series of shares of California Investment Trust II. Such financial statements and financial highlights appear in the 1995 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.


                                        /s/ Tait, Weller & Baker
                                        -----------------------------
                                        TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
December 15, 1995